Exhibit 99.6

        NBTY, INC.

INSTRUCTION TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
FOR
OFFER FOR ALL OUTSTANDING
$200,000,000 7 1/8% SENIOR SUBORDINATED NOTES DUE 2015
IN EXCHANGE FOR
REGISTERED
$200,000,000 7 1/8% SENIOR SUBORDINATED NOTES DUE 2015

To Registered Holder:

        The undersigned hereby acknowledges receipt of the Prospectus dated            , 2006 (the "Prospectus") of NBTY, Inc. (the "Company") and the guarantors set forth in the Prospectus (the "Guarantors") and accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the Company's and the Guarantors' offer (the "Exchange Offer") to exchange up to $200,000,000 aggregate principal amount of their 7 1/8% Senior Subordinated Notes due 2015 and the related guarantees (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for up to $200,000,000 aggregate principal amount of their outstanding 7 1/8% Senior Subordinated Notes due 2015 and the related guarantees (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

        The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

          $                         of Outstanding Notes

        With respect to the Exchange Offer, the undersigned hereby instructs you (check one of the following boxes):

☐
To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered (if any)):

          $                         of Outstanding Notes*

or

☐
NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

        *      Exchange Notes and the untendered portion of Outstanding Notes must be in minimum denominations of integral multiples of $1,000.

        If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the Exchange Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any person receiving any Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the Exchange Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) the undersigned and each person receiving any Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in the Brown & Wood LLP no-action letter (available February 7, 1997), the Shearman & Sterling no-action letter (available July 2, 1993), the K-III Communications Corporation no-action letter (available May 14, 1993), the Morgan Stanley & Co. Incorporated no-action letter (available June 5, 1991) or the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) or similar letters, (iv) the undersigned and each person receiving any Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable of Regulation S-K of the Commission and (v) neither the undersigned nor any person receiving any Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an "affiliate" of the Company, as defined under Rule 405 under the Securities Act of 1933, as amended. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, as amended, in connection with any resale of such Exchange Notes received in respect of such Outstanding Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

SIGN HERE

SIGNATURE(S) OF OWNER(S)

Date:

        MUST BE SIGNED BY THE REGISTERED HOLDER(S) OF OUTSTANDING NOTES EXACTLY AS NAME(S) APPEAR(S) ON CERTIFICATE(S) REPRESENTING THE OUTSTANDING NOTES OR ON A SECURITY POSITION LISTING OR BY PERSON(S) AUTHORIZED TO BECOME REGISTERED OUTSTANDING NOTE HOLDER(S) BY CERTIFICATES AND DOCUMENTS TRANSMITTED HEREWITH. IF SIGNATURE IS BY TRUSTEES, EXECUTORS, ADMINISTRATORS, GUARDIANS, ATTORNEYS-IN-FACT, OFFICERS OF CORPORATIONS OR OTHERS ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE PROVIDE THE FOLLOWING INFORMATION.

Name(s):
(PLEASE PRINT)
Capacity (Full Title):

2

Address:

(INCLUDE ZIP CODE)
Area Code and Telephone Number:
Tax Identification or Social Security Number(s):

3